Exhibit 99.2

THE BEARD COMPANY AND SUBSIDIARIES
Pro Forma Condensed Statements of Operations
(Adjusted to Reflect the Disposition of the Company's Interest in the McElmo Dome Carbon Dioxide Field
for the Three Months Ended March 31, 2009 and the Twelve Months Ended December 31, 2008)
(Unaudited)

	For the Three Months Ended March 31, 2009				For the Twelve Months Ended December 31, 2008
		Disposition		Pro Forma		Disposition		Pro-Forma
	Historical	Adjustments		(a)(b)(c)	Historical	Adjustments		(d)(e)(f)

Revenues:
Carbon dioxide	$280,000	($277,000)	(a)	$3,000	$1,369,000	($1,341,000)	(d)	$28,000
Other segment's revenues	27,000	-		27,000	136,000	-		136,000
	307,000	(277,000)		30,000	1,505,000	(1,341,000)		164,000
Expenses:
Coal reclamation	130,000	-		130,000	485,000	-		485,000
Carbon dioxide	27,000	(25,000)	(a)	2,000	181,000	(166,000)	(d)	15,000
e-Commerce	28,000	-		28,000	127,000	-		127,000
Oil & gas	17,000	-		17,000	68,000	-		68,000
Selling, general and administrative	271,000	-		271,000	971,000	-		971,000
Depreciation, depletion and amortization	22,000	(7,000)	(a)	15,000	207,000	(27,000)	(d)	180,000
	495,000	(32,000)		463,000	2,039,000	(193,000)		1,846,000
Operating profit (loss):
Coal reclamation	(136,000)	-		(136,000)	(476,000)	-		(476,000)
Carbon dioxide	246,000	(245,000)	(a)	1,000	1,162,000	(1,148,000)	(d)	14,000
e-Commerce	(25,000)	-		(25,000)	(123,000)	-		(123,000)
Oil & gas	2,000	-		2,000	25,000	-		25,000
Other, primarily corporate	(275,000)	-		(275,000)	(1,122,000)	-		(1,122,000)
	(188,000)	(245,000)		(433,000)	(534,000)	(1,148,000)		(1,682,000)
Other income (expense):
Interest income	3,000	-		3,000	8,000	-		8,000
Interest expense	(96,000)	-		(96,000)	(713,000)	-		(713,000)
Equity in net earnings of unconsolidated affiliates	-	-		-	(429,000)	-		(429,000)
Gain on sale of assets	1,000	4,902,000	(b)	4,903,000	3,329,000	4,899,000	(e)	8,228,000
Gain on disposition of controlling interests in subsidiaires	-	-		-	1,671,000	-		1,671,000
Gain on settlement	-	-		-	4,000	-		4,000

Other	1,000	-		1,000	-	-		-

Earnings (loss) from continuing operations before income taxes	(279,000)	4,657,000		4,378,000	3,336,000	3,751,000		7,087,000

Income tax benefit (expense)	-	(93,000)	(c)	(93,000)	(25,000)	(75,000)	(f)	(100,000)

Earnings (loss) from continuing operations	(279,000)	4,564,000		4,285,000	3,311,000	3,676,000		6,987,000

Discontinued operations:
Earnings (loss) from discontinued operations	6,000	-		6,000	(947,000)	-		(947,000)
Net earnings (loss)	(273,000)	4,564,000		4,291,000	2,364,000	3,676,000		6,040,000

Less: (Income) loss attributable to noncontrolling interests
(Income) loss from continuing operations	7,000	-		7,000	-	-		-
(Income) loss from discontinued operations	-	-		-	-	-		-

Net earnings (loss) attributable to Beard Company common shareholders	$(266,000)	$4,564,000		$4,298,000	$2,364,000	$3,676,000		$6,040,000

Net earnings (loss) per average common share outstanding:
Basic
Earnings (loss) from continuing operations	$(0.03)	$0.43		$0.41	$0.46	$0.51		$0.96
Loss from discontinued operations	0.00	0.00		0.00	(0.13)	-		(0.13)
Net earnings (loss)	$(0.03)	$0.43		$0.41	$0.33	$0.51		$0.83

Net earnings (loss) per average common share outstanding:
Diluted
Earnings (loss) from continuing operations	$(0.03)	$0.43		$0.41	$0.32	$0.35		$0.67
Earnings from discontinued operations	0.00	0.00		0.00	(0.09)	-		(0.09)
Net earnings (loss)	$(0.03)	$0.43		$0.41	$0.23	$0.35		$0.58

Weighted average common shares outstanding:
Basic	9,900,000	10,518,000	(g)	10,518,000	7,259,000	7,259,000		7,259,000
Diluted	9,900,000	10,518,000	(g)	10,518,000	10,453,000	10,453,000		10,453,000

(a) Reflects the reduction in revenue and expenses attributable to McElmo Dome, treating the sale as if it had occurred on January 1, 2009.
(b) Reflects the sale of McElmo Dome as if the transaction had occurred on January 1, 2009.
(c) Reflects the accrual of federal alternative minimum taxes associated with the gain on the sale of the McElmo Dome Field January 1, 2008.
(d) Reflects the reduction in revenue and expenses attributable to McElmo Dome, treating the sale as if it had occurred on January 1, 2008.
(e) Reflects the sale of McElmo Dome as if the transaction had occurred on January 1, 2008.
(f) Reflects the accrual of federal alternative minimum taxes associated with the gain on the sale of the McElmo Dome Field January 1, 2008.
(g) Reflects dilution in the number of common shares outstanding as a result of the gain on the sale of McElmo Dome.